Perficient®

Experts in delivering business-driven technology solutions

Experts in delivering business-driven technology solutions

Q1 2015 Financial Results Presentation

Published on May 7th, 2015

S&P SmallCap 600

PRFT NASDAQ GLOBAL SELECT

Russell 2000® INDEX



SAFE HARBOR STATEMENT

Some of the statements contained in this news release that are not purely historical statements discuss future expectations or state other forward-looking information related to financial results and business outlook for 2015. Those statements are subject to known and unknown risks, uncertainties and other factors that could cause the actual results to differ materially from those contemplated by the statements. The "forward-looking" information is based on management's current intent, belief, expectations, estimates, and projections regarding our company and our industry. You should be aware that those statements only reflect our predictions. Actual events or results may differ substantially. Important factors that could cause our actual results to be materially different from the forward-looking statements are disclosed under the heading "Risk Factors" in our annual report on Form 10-K for the year ended December 31, 2014. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. This cautionary statement is provided pursuant to Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The forward-looking statements in this release are made only as of the date hereof and we undertake no obligation to update publicly any forward-looking statement for any reason, even if new information becomes available or other events occur in the future.

RECONCILIATION OF ADJUSTED GAAP MEASURES

The following table provides a reconciliation of Perficient, Inc. GAAP EPS to Adjusted GAAP EPS:

	2015 - Low end of adjusted goal		2015 - High end of adjusted goal	
Full Year GAAP EPS	$ 0.80		$ 0.93	
Impact of non-GAAP items	$ 0.58	(a)	$ 0.56	(a)
Full Year Adjusted GAAP EPS	$ 1.38		$ 1.49	

(a) Adjusted GAAP items represent the impact of amortization expense, stock compensation, acquisition costs, and adjustments to fair value of contingent consideration, net of the related taxes, divided by fully diluted shares.

Note further discussion and reconciliation of Perficient, Inc. Non-GAAP financial measures can be found in our earnings press release and Form 8-K furnished May 7th, 2015.

Safe Harbor Statement

The adjusted GAAP and GAAP earnings per share goals for 2015 outlined above are estimates of future company performance and are forward-looking statements within the meaning of the securities laws. These forward-looking statements are subject to risk and uncertainties and are based on management's current expectations and are subject to certain risks and uncertainties that could cause actual results to differ materially from management's current expectations and the forward-looking statements made in this report. These risks and uncertainties include, but not limited to, the impact of competitive services, client demand for our services and solutions and market acceptance risks, fluctuations in operating results, cyclical market pressures on the technology industry, risks associated with managing organic and acquisition growth, credit risks associated with the Company's accounts receivable, the Company's ability to continue to attract and retain high quality employees, accurately set fees for and timely complete its current and future client projects, the Company's ability to identify, compete for and complete strategic acquisition and partnership opportunities, and risks detailed from time to time in the Company's filings with Securities and Exchange Commission, including the most recent Form 10-K and Forms 10-Q.

OPERATING METRICS

(In thousands)	THREE MONTHS ENDED MARCH 31			TWELVE MONTHS ENDED DECEMBER 31		
	2015	2014	% Change	2014	2013	% Change
Revenues	$110,598	$97,170	14%	$456,692	$373,325	22%
Gross Profit Margin	$36,060 32.6%	$31,459 32.4%	15%	$149,335 32.7%	$123,099 33.0%	21%
Services Gross Margin Excluding Stock Compensation & Reimbursable Expenses Margin	$35,485 36.0%	$32,040 36.2%	11%	$148,505 38.4%	$122,756 37.6%	21%
EBITDA Excluding Stock Compensation % of Revenue	$15,524 14.0%	$13,973 14.4%	11%	$72,494 15.9%	$56,626 15.2%	28%
Income from Operations % of Revenue	$7,050 6.4%	$5,421 5.6%	30%	$38,963 8.5%	$31,678 8.5%	23%
Net Income % of Revenue	$4,066 3.7%	$3,045 3.1%	34%	$23,163 5.1%	$21,432 5.7%	8%
Adjusted Net Income % of Revenue	$8,778 7.9%	$8,045 8.3%	9%	$42,991 9.4%	$35,260 9.4%	22%
GAAP EPS	$0.12	$0.09	33%	$0.70	$0.67	4%
Amortization less tax effect	0.07	0.06		0.29	0.16	
Stock compensation less tax effect	0.07	0.07		0.27	0.23	
Acq costs/Accr earnout less tax effect	0.00	0.03		0.04	0.05	
Adjusted EPS	$0.26	$0.25	4%	$1.30	$1.11	17%

OPERATING METRICS

(In thousands)	Q1 2015	Q4 2014	% change	Q1 2015	Q1 2014	% change
Services Revenue (excluding reimbursable expenses)	$98,629	$99,888	-1%	$98,629	$88,489	11%
Hardware and Software Revenue	$8,502	$21,668	-61%	$8,502	$5,003	70%

ABR*	Q1 2015	Q4 2014
North American Employees	$149	$151

Utilization*	Q1 2015	Q4 2014
North American Employees	77%	79%

Headcount	Q1 2015		Q4 2014	
	Average	Ending	Average	Ending
North America Billable Employees	1,536	1,539	1,494	1,459
Subcontractors	134	136	145	132
Offshore Billable Employees	513	527	246	265
Total Billable Headcount	**2,183**	**2,202**	**1,885**	**1,856**
SG&A Headcount	401	396	355	350
Total Headcount	**2,584**	**2,598**	**2,240**	**2,206**

* ABR and Utilization metrics do not include Zeon acquisition

INDUSTRY DATA

Revenue by Industry (Top 10)	Q1 15	Q4 14	Q1 14
Healthcare/Pharma/Life Sciences	**24%**	27%	23%
Financial Services/Banking/Insurance	**21%**	23%	18%
Retail & Consumer Goods	**18%**	11%	9%
Automotive & Transport Products	**7%**	7%	7%
Telecommunications	**7%**	6%	6%
Energy and Utilities	**6%**	8%	8%
Electronics & Computer Hardware	**5%**	4%	7%
Manufacturing	**4%**	4%	8%
Education	**2%**	1%	0%
Business Services	**2%**	2%	5%

SOLUTIONS DATA

Revenue by Solution (Top 10)	Q1 15	Q4 14	Q1 14
Commerce	**14%**	6%	4%
Platform	**14%**	15%	12%
Portals/Collaboration	**12%**	13%	14%
Business Analytics	**12%**	15%	16%
Content Management	**9%**	7%	9%
Management Consulting	**9%**	12%	3%
Custom Applications	**8%**	7%	12%
Business Integration	**6%**	7%	14%
CRM	**6%**	6%	5%
Business Process Management	**5%**	4%	2%

PLATFORM DATA

Revenue by Platform	Q1 15	Q4 14	Q1 14
IBM	**39%**	41%	41%
Microsoft	**15%**	13%	18%
Oracle	**11%**	10%	10%
Salesforce	**5%**	4%	6%
Magento	**4%**	-	-
Other Technologies	**17%**	20%	22%
Management Consulting*	**9%**	12%	3%

* Platform Independent